AMENDMENT NO. 15

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment dated as of October 14, 2014, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Investment Funds (Invesco Investment Funds), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Contract to add Invesco Unconstrained Bond Fund;

NOW, THEREFORE, the parties agree as follows;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Invesco All Cap Market Neutral Fund

Invesco Balanced-Risk Allocation Fund

Invesco Balanced-Risk Commodity Strategy Fund

Invesco China Fund

Invesco Developing Markets Fund

Invesco Emerging Market Local Currency Debt Fund

Invesco Emerging Markets Equity Fund

Invesco Endeavor Fund

Invesco Global Health Care Fund

Invesco Global Infrastructure Fund

Invesco Global Market Neutral Fund

Invesco Global Markets Strategy Fund

Invesco Global Targeted Returns Fund

Invesco International Total Return Fund

Invesco Long/Short Equity Fund

Invesco Low Volatility Emerging Markets Fund

Invesco Macro International Equity Fund

Invesco Macro Long/Short Fund

Invesco MLP Fund

Invesco Pacific Growth Fund

Invesco Premium Income Fund

Invesco Select Companies Fund

Invesco Strategic Income Fund

Invesco Unconstrained Bond Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By: /s/ John M. Zerr

Name: John M. Zerr

Title: Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By: /s/ Harsh Damani

Name: Harsh Damani

Title: SVP & CFO Funds

By: /s/ Mark Beattie

Name: Mark Beattie

Title: Canadia Controller

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By: /s/ Christian Puschmann /s/ Leif Baumann

Name: Christian Puschmann Leif Baumann

Title: Managing Director Procurator

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By: /s/ Martin McLoughlin

Name: Martin McLoughlin

Title: Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By: /s/ Masakazu Hasegawa

Name: Masakazu Hasegawa

Title: Managing Director

INVESCO AUSTRALIA LIMITED

Sub-Adviser

By: /s/ Nick Burrell /s/ Mark Yesberg

Name: Nick Burrell Mark Yesberg

Title: Company Secretary Director

INVESCO HONG KONG LIMITED

Sub-Adviser

By: /s/ Gracie Liu /s/ Fanny Lee

Name: Gracie Liu Fanny Lee

Title: Director Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By: /s/ Jeffrey H. Kupor

Name: Jeffrey H. Kupor

Title: Secretary & General Counsel